Exhibit 10.1

VERIFYME, INC.

2020 EQUITY INCENTIVE PLAN

RESTRICTED STOCK AWARD AGREEMENT

This Restricted Stock Award Agreement (this “Award Agreement”) is made and entered into as of _______________, _______ (the “Date of Grant”), by and between VerifyMe, Inc. (the “Company”) and _______________________________ (the “Participant”). Capitalized terms not defined in this Award Agreement shall have the respective meanings given such terms by the VerifyMe, Inc. 2020 Equity Incentive Plan (the “Plan”).

1.       Award. The Company hereby issues to the Participant a Restricted Stock Award (the “Award”) consisting of _____________ shares of restricted common stock (the “Restricted Stock”) under the Plan in exchange for the Participant’s continued service to the Company, on the terms and conditions set forth in the Plan and this Award Agreement.

2.       Vesting. Subject to the provisions of the Plan and this Award Agreement, the Restricted Stock shall vest as follows: ______________________. The period over which the Restricted Stock vests is referred to as the “Restricted Period.” Except as otherwise provided by an employment or other agreement between the Company and the Participant, in the event of the termination of the Participant’s continued service to the Company during the Restricted Period for any reason, any unvested shares of Restricted Stock shall be forfeited as of the date of such termination.

3.       Restrictions. Subject to any exceptions set forth in this Award Agreement or the Plan, during the Restricted Period, the Restricted Stock or the rights relating thereto may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Stock or the rights relating thereto during the Restricted Period shall be wholly ineffective and, if any such attempt is made, the Restricted Stock will be forfeited by the Participant and all of the Participant’s rights to such shares shall immediately terminate without any payment or consideration by the Company.

4.       Rights as Stockholder. The Participant shall be the record owner of the Restricted Stock until the shares of Common Stock are sold or otherwise disposed of, and shall be entitled to all of the rights of a stockholder of the Company including, without limitation, the right to vote such shares and receive all dividends or other distributions paid with respect to such shares. Notwithstanding the foregoing, any dividends or other distributions shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid, and any such dividends or other distributions shall vest on the same date as the shares of Restricted Stock to which such dividends or other distributions relate vest. The Company may issue stock certificates or evidence the Participant’s interest by using a restricted book entry account. Physical possession or custody of any stock certificates that are issued shall be retained by the Company until such time as the Restricted Stock vests. If the Participant forfeits any of his rights under this Award Agreement in accordance with Section 2 hereof, the Participant shall, on the date of such forfeiture, no longer have any rights as a stockholder with respect to the shares of Restricted Stock forfeited and shall no longer be entitled to vote or receive dividends on such shares.

5.       Tax Withholding.

(a)       The Participant shall be required to pay to the Company, and the Company shall have the right to deduct from any compensation paid to the Participant pursuant to the Plan, the amount of any required withholding taxes in respect of the Restricted Stock and to take all such other action as the Committee deems necessary to satisfy all obligations for the payment of such withholding taxes. The Committee may permit the Participant to satisfy any federal, state or local tax withholding obligation by any of the following means, or by a combination of such means:

(i)       tendering a cash payment;

(ii)       authorizing the Company to withhold shares of Stock from the shares of Stock otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock; provided, however, that no shares of Stock shall be withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such greater amount that will not trigger adverse accounting consequences and is permitted under applicable tax withholding rules);

(iii)       delivering to the Company for cancellation previously owned and unencumbered shares of Stock with a value equal to the minimum amount of tax required to be withheld by law (or such greater amount that will not trigger adverse accounting consequences and is permitted under applicable tax withholding rules); or

(iv)       authorizing a third party to sell, on behalf of the Participant, the appropriate number of shares of Stock otherwise issuable or deliverable to the Participant as a result of the vesting of the Restricted Stock with a value sufficient to cover the minimum amount of tax required to be withheld by law and to remit to the Company the sale proceeds to cover such tax withholding; or

(v)       any other method allowed by the Committee.

(b)       Notwithstanding any action the Company takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Participant’s responsibility and the Company: (i) makes no representation or undertakings regarding the treatment of any Tax-Related Items in connection with the grant or vesting of the Restricted Stock or the subsequent sale of any shares of Stock; and (ii) does not commit to structure the Restricted Stock to reduce or eliminate the Participant’s liability for Tax-Related Items.

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6.       Section 83(b) Election. The Participant may be eligible to make an election under Section 83(b) of the Code (a “Section 83(b) Election”) with respect to the Restricted Stock. Any such election must be made within thirty (30) days after the Date of Grant. If the Participant chooses to make a Section 83(b) Election, the Participant shall provide the Company with a copy of an executed version and satisfactory evidence of the filing of the executed Section 83(b) Election with the Internal Revenue Service. The Participant agrees to assume full responsibility for ensuring that the Section 83(b) Election is actually and timely filed with the Internal Revenue Service and for all tax consequences resulting from the Section 83(b) Election. The Company makes no representations to the Participant regarding his ability to make a Section 83(b) Election or the tax consequences thereof, and the Participant is advised to consult with his individual tax advisor regarding such matters.

7.       Miscellaneous.

(a)       Compliance with Laws. If the Company, in its sole discretion, determines that the listing upon any securities exchange or registration or qualification under any federal, state or local law or any foreign law of any shares to be issued pursuant to an Award is necessary or desirable, issuance of such shares shall not be made until such listing, registration or qualification shall have been completed.

(b)       Incorporation of Plan. The Restricted Stock is subject to the Plan and any interpretations by the Committee under the Plan, which are hereby incorporated into this Award Agreement by reference and made a part hereof. By the execution of this Award Agreement, the Participant acknowledges that the Plan document and the Plan prospectus, as in effect on the date of this Award Agreement, have been made available to the Participant for review. Any inconsistency between this Award Agreement and the Plan shall be resolved in favor of the Plan.

(c)       Legends. A legend may be placed on any certificate(s) or other document(s) delivered to the Participant indicating the restrictions on transferability of the shares of Restricted Stock pursuant to this Award Agreement.

(d)       No Right to Continued Employment or Service. The Participant’s right, if any, to continue to serve the Company or any Affiliate as an employee or otherwise will not be enlarged or otherwise affected by the Plan or this Award Agreement. This Award Agreement does not restrict the right of the Company or any Affiliate to terminate the Participant’s employment or service at any time, with or without cause.

(e)       Cancellation of Award. Notwithstanding Section 13.1 of the Plan, if the Participant in any way violates the terms of any confidentiality, non-competition, or non-solicitation agreement, or other similar agreements entered into between the Company and the Participant, then the Committee in its sole discretion may cancel the Award.

(f)       Administration, Interpretation, Etc. Any action taken or decision made by the Company, the Board or the Committee arising out of or in connection with the construction, administration, interpretation or effect of any provision of the Plan or this Award Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Participant and all persons claiming under or through the Participant. By receipt of the Award or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken under the Plan or this Award Agreement by the Company, the Board or the Committee.

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(g)       Entire Agreement. This Award Agreement constitutes the entire agreement of the parties hereto with respect to the matters contained herein and constitutes the only agreement between the parties hereto with respect to the matters contained herein.

(h)       Notices. Any notices necessary or required to be given under this Award Agreement shall be sufficiently given if in writing, and personally delivered or mailed by registered or certified mail, return receipt requested, postage prepaid, to the last known addresses of the parties hereto, or to such other address or addresses as any of the parties shall have specified in writing to the other party hereto.

(i)       Choice of Law. This Award Agreement and any dispute, disagreement, or issue of construction or interpretation arising hereunder whether relating to its execution, its validity, the obligations provided herein or performance shall be governed by the substantive laws, but not the choice of law rules, of the State of Nevada without regard to choice of law considerations.

8.       Counterparts; Participant Acknowledgement. This Award Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. By the execution of this Award Agreement, the Participant signifies that the Participant has fully read, completely understands, and voluntarily agrees with this Award Agreement and knowingly and voluntarily accepts all of its terms and conditions.

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IN WITNESS WHEREOF, the Company and the Participant have executed this Award Agreement as of the Date of Grant set forth above.

VERIFYME, INC.

By:
Name: Title:

Participant

Address of the Participant:

Email address:

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